Exhibit 99.1

Biodesix Announces Second Quarter 2025 Results and Highlights

Q2 2025 Revenue of $20.0 million, an increase of 12% over Q2 2024;

Q2 2025 gross profit margin of 80%, a 150-basis point improvement from Q2 2024;

Reiterating FY2025 Total Revenue Guidance of $80-85 million;

Conference Call and Webcast Today at 4:30 p.m. ET

LOUISVILLE, CO, August 7, 2025 – Biodesix, Inc. (Nasdaq: BDSX), a leading diagnostic solutions company, today announced its financial and operating results for the second quarter ended June 30, 2025.

“We had strong second quarter performance with 12% revenue growth and 80% gross margins,” said Scott Hutton, Chief Executive Officer. “Last quarter, we expanded our commercial focus into the concentrated pulmonologist referral network, which mainly consists of primary care physicians, where claims data shows that 50% of the patients with lung nodules are managed. We are pleased with the reception and interest provided by the primary care physicians and have seen a significant increase in the number of tests ordered from primary care physicians. In addition, revenues from our Development Services business grew 53% and dollars under contract grew 54% over the second quarter of last year."

Hutton reinforced, "Based on the actual and planned expansion of our sales team and the anticipated sales rep productivity, coupled with strong growth in our services business line and operational effectiveness, we are poised to achieve Adjusted EBITDA positivity in the fourth quarter. The positive trends we're seeing across our business reinforce our confidence in achieving our full-year revenue guidance of $80-85 million, positioning Biodesix for sustainable long-term growth.”

Second Quarter Ended June 30, 2025 Business Highlights

•
Grew the size of the sales team to an average of 74 sales representatives in the field during the quarter, an increase of 13 reps, or 21%, over the prior year comparable period;
•
Increased primary care ordering of lung diagnostic tests over 100% during the quarter versus levels seen prior to the pilot program in 2024;
•
Achieved an all-time high in development services business dollars under contract of $12.5 million, up 54% over the prior year comparable period;
•
Expanded digital ordering initiative, including Electronic Medical Record integration, with digital ordering up 63% over prior year comparable period;
•
Announced new clinical and economic data supporting Nodify Lung® tests at the International Society for Pharmacoeconomic and Outcomes Research (ISPOR) 2025 Annual Meeting and the American Thoracic Society (ATS) 2025 International Conference – see website for additional details;
•
Reached patient enrollment requirements in July 2025 for our prospective, randomized controlled trial, ALTITUDE. Patient follow up to continue for approximately one year; and
•
Presented data on three pipeline initiatives including the combination genomic and proteomic MRD test at the AACR Annual Meeting, the use of the VeriStrat test in first line immunotherapy treatment selection at the ASCO Annual Meeting, and the VeriStrat test in hormone resistant cancer at ASMS. Please see our website for more presentations.

Second Quarter Ended June 30, 2025 Financial Results

•
Total revenue of $20.0 million for the second quarter 2025, an increase of 12% over the respective prior year comparable period;
o
Lung Diagnostic Testing revenue of $17.9 million for the second quarter, an increase of 8% over the respective prior year comparable period; primarily driven by an increase in total tests delivered;
o
Development Services revenue of $2.1 million for the second quarter, an increase of 53% over the respective prior year comparable period;
•
Gross margin was $16.0 million, or 80% for the second quarter 2025, a 150-basis point improvement over the prior year comparable period, continuing to be driven by growth in Lung Diagnostic testing and optimization of testing workflows that resulted in improvements in costs per test, and the ongoing expansion of our Development Services business;
•
Operating expenses (excluding direct costs and expenses) of $25.7 million for the second quarter 2025, an increase of 15% over the respective prior year comparable period;
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Increase in operating expenses is primarily attributed to an increase in sales and marketing costs due to the planned expansion of the sales team to support Lung Diagnostic sales growth, as well as to enhance Biodesix market awareness and drive product adoption;
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Includes non-cash stock compensation expense of $1.0 million during the second quarter 2025, a decrease of 15% over the respective prior year comparable period;
•
Net loss of $11.5 million for the second quarter 2025, an increase of 6% over the respective prior year comparable period;
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Adjusted EBITDA was a loss of $7.2 million for the second quarter 2025, an increase of 29% over the respective prior year comparable period;
•
Cash and cash equivalents of $20.7 million as of June 30, 2025, an increase of $3.1 million from the period ending March 31, 2025.

2025 Financial Outlook

•
The Company reaffirms its 2025 financial outlook and expects to generate between $80 million and $85 million in total revenue in 2025.

Conference call and webcast information

Listeners can register for the webcast via this link. Analysts who wish to participate in the question-and-answer session should use this link. A replay of the webcast will be available via the Company’s investor website approximately two hours after the call’s conclusion. Participants are advised to join 15 minutes prior to the start time.

For a full list of Biodesix press releases and webinars, please visit biodesix.com.

About Biodesix

Biodesix is a leading diagnostic solutions company, driven to improve clinical care and outcomes for patients. Biodesix Diagnostic Tests, marketed as Nodify Lung® Nodule Risk Assessment and IQLung® Cancer Treatment Guidance, support clinical decisions to expedite personalized care and improve outcomes for patients with lung disease. Biodesix Development Services enable the world’s leading biopharmaceutical, life sciences, and research institutions with scientific, technological, and operational capabilities that fuel the development of diagnostic tests, tools, and therapeutics. For more information, visit biodesix.com.

Trademarks: Biodesix, Biodesix Logo, Nodify Lung, and IQLung are trademarks or registered trademarks of Biodesix, Inc.

Use of Non-GAAP Financial Measure

Biodesix reported results are presented in accordance with generally accepted accounting principles in the United States (GAAP). Biodesix has provided in this press release financial information that has not been prepared in accordance with GAAP. Biodesix uses the non-GAAP financial measure, Adjusted EBITDA, internally in analyzing its financial results and believes that use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Biodesix financial results with other companies in its industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Biodesix financial statements prepared in accordance with GAAP. A reconciliation of Biodesix historical non-GAAP financial measure to the most directly comparable GAAP measure has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Adjusted EBITDA is a key performance measure that our management uses to assess our financial performance and is also used for internal planning and forecasting purposes. We believe that this non-GAAP financial measure is useful to investors and other interested parties in analyzing our financial performance because it provides a comparable overview of our operations across historical periods. In addition, we believe that providing Adjusted EBITDA, together with a reconciliation of Net loss to Adjusted EBITDA, helps investors make comparisons between our Company and other companies that may have different capital structures, different tax rates, and/or different forms of employee compensation.

Adjusted EBITDA is used by our management team as an additional measure of our performance for purposes of business decision-making, including managing expenditures. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of Net loss or Loss from operations. Our management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items and may not be directly comparable to similarly titled metrics used by other companies.

We calculate Adjusted EBITDA as Net loss adjusted to exclude interest, income tax expense, if any, depreciation and amortization, share-based compensation expense, loss on debt extinguishments, net, change in fair value of warrant liabilities, net, other income, net, and other non-recurring items. Non-recurring items are excluded as they are not representative of our underlying operating performance. Adjusted EBITDA should be viewed as a measure of operating performance that is a supplement to, and not a substitute for Loss from operations, Net loss, and other GAAP measures.

Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors. Biodesix has based these forward-looking statements largely on its current expectations and projections about future events and trends. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions. Forward-looking statements may include information concerning the impact of backlog and the timing and assumptions regarding collection of revenues on projections, availability of funds and future capital, including under the term loan facility, the anticipated impact and benefits of new clinical data, reimbursement coverage and research partnerships, assurances that our common stock will continue to trade on The Nasdaq Stock Market LLC and the impact of enhanced U.S. tariffs, import/export restrictions or other trade barriers on Biodesix and its operations and financial performance. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Other factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of our most recent Annual Report on Form 10-K, filed March 3, 2025, or subsequent quarterly reports on Form 10-Q during 2025, as applicable. Biodesix undertakes no obligation to revise or publicly release the results of any revision to such forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contacts:

Media:

Natalie St. Denis

natalie.stdenis@biodesix.com

(720) 925-9285

Investors:

Chris Brinzey

chris.brinzey@icrhealthcare.com

(339) 970-2843

Biodesix, Inc.

Condensed Balance Sheets (unaudited)

(in thousands, except share data)

	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$20,728	$26,245
Accounts receivable, net of allowance for credit losses of $76 and $481	7,451	8,603
Other current assets	4,266	4,636
Total current assets	32,445	39,484
Non‑current assets
Property and equipment, net	26,135	27,828
Intangible assets, net	4,871	5,874
Operating lease right-of-use assets	2,106	1,767
Goodwill	15,031	15,031
Other long-term assets	7,152	7,260
Total non‑current assets	55,295	57,760
Total assets	$87,740	$97,244

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$2,973	$2,194
Accrued liabilities	9,684	10,064
Deferred revenue	617	678
Current portion of operating lease liabilities	1,232	719
Current portion of notes payable	16	21
Other current liabilities	638	641
Total current liabilities	15,160	14,317
Non‑current liabilities
Long‑term notes payable, net of current portion	46,782	36,408
Long-term operating lease liabilities	24,111	24,828
Other long-term liabilities	549	815
Total non‑current liabilities	71,442	62,051
Total liabilities	86,602	76,368
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.001 par value, 5,000,000 authorized; 0 (2025 and 2024) issued and outstanding	—	—
Common stock, $0.001 par value, 200,000,000 authorized; 146,584,110 (2025) and 145,491,569 (2024) shares issued and outstanding	146	145
Additional paid‑in capital	486,058	483,228
Accumulated deficit	(485,066)	(462,497)
Total stockholders' equity	1,138	20,876
Total liabilities and stockholders' equity	$87,740	$97,244

Biodesix, Inc.

Condensed Statements of Operations (unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Diagnostic Tests	$17,898	$16,539	$34,214	$30,335
Development Services	2,120	1,386	3,762	2,408
Total revenues	20,018	17,925	37,976	32,743
Direct costs and expenses	4,031	3,877	7,734	7,052
Research and development	3,269	2,558	6,139	4,598
Sales, marketing, general and administrative	22,411	19,660	42,859	40,216
Impairment loss on intangible assets	26	67	99	135
Total operating expenses	29,737	26,162	56,831	52,001
Loss from operations	(9,719)	(8,237)	(18,855)	(19,258)
Other (expense) income:
Interest expense	(1,898)	(1,936)	(3,583)	(4,465)
Loss on extinguishment of liabilities	—	(248)	—	(248)
Change in fair value of warrant liability, net	98	—	(280)	—
Other income (expense), net	51	(387)	149	(451)
Total other expense	(1,749)	(2,571)	(3,714)	(5,164)

Net loss	$(11,468)	$(10,808)	$(22,569)	$(24,422)
Net loss per share, basic and diluted	$(0.08)	$(0.08)	$(0.15)	$(0.22)
Weighted-average shares outstanding, basic and diluted	146,656	127,168	146,328	112,167

Biodesix, Inc.

Reconciliation of Net Loss to Adjusted EBITDA (unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(11,468)	$(10,808)	$(22,569)	$(24,422)
Interest expense	1,898	1,936	3,583	4,465
Depreciation and amortization	1,436	1,412	2,876	2,832
Share-based compensation expense	1,039	1,218	2,011	3,858
Loss on extinguishment of liabilities	—	248	—	248
Change in fair value of warrant liability, net	(98)	—	280	—
Other (income) expense, net	(20)	387	410	451
Adjusted EBITDA	$(7,213)	$(5,607)	$(13,409)	$(12,568)